                                                                   Exhibit 10.1*


               SALES REPRESENTATIVE AND MASTER SERVICES AGREEMENT

     This Agreement made this 29th day of February, 1996, by and between MOLTEN METAL TECHNOLOGY, INC. ("MMT"), a Delaware corporation with its principal place of business at 51 Sawyer Road, Waltham, Massachusetts 02154, and UHDE GMBH ("UHDE"), a German corporation, with its principal place of business at Friedrich-Uhde-Strasse 15, 41441 Dortmund, Germany.

                                   WITNESSETH:
                                   -----------

     WHEREAS, MMT is an environmental technology company engaged in the commercialization and continued development of its proprietary processing technology known as Catalytic Extraction Processing or CEP;

     WHEREAS, UHDE is an international engineering and construction firm serving the chemical process and other industries and is involved in the design and marketing of innovative technologies, including environmental and partial oxidation technologies; and

     WHEREAS, the parties have complimentary skills and wish to enter into a collaborative relationship directed toward rapidly commercializing CEP.

     NOW, THEREFORE, for good and valuable consideration received by each party from the other, including entry into this Agreement and the mutual covenants contained herein, the parties agree as follows:

ARTICLE 1.  DEFINED TERMS
- -------------------------

     In addition to the defined terms found elsewhere in this Agreement, as used in this Agreement the following terms shall have the following meanings:

     "Advisers" means, with respect to any Person, any of such Person's attorneys, accountants, lenders or consultants.

     "Bankruptcy" means, with respect to any Person, (i) the filing by such Person of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under Title 11 of the United States Code (or any other federal or state insolvency law) or corresponding provisions of German or other laws, (ii) the filing by such Person of an answer consenting to or acquiescing in any such petition, (iii) the making by such Person of any assignment for the benefit of its creditors or the admission by such Person in writing of its inability to pay its debts as they mature, (iv) the filing of an involuntary petition against such Person under Title 11 of the United States Code, or corresponding provisions of German or other laws, of an application for the appointment of a receiver for the assets of such Person, or an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of its debts under any other federal or state insolvency law, provided that the same shall not have been vacated, set aside or stayed within a 90 day period after the occurrence of such event, or (v) the entry against such Person of a final non-

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*Confidential treatment has been requested for portions of this Exhibit 10.1.

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appealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect.

     "Catalytic Extraction Processing" or "CEP" means (i) the processes, methods and means and equipment, apparatus and systems (including all intellectual and intangible and tangible property associated therewith and including all aspects of accepting feedstocks, reactions within a CEP Plant and handling of certain Recovered Resources), now or hereafter owned by or licensed to MMT, directed to the processing of feedstocks by introducing the feedstocks to a processing vessel containing liquefied metal and (ii) all related applications thereof, including but not limited to Quantum-CEP[Trademark], Cerex-CEP[Trademark], Halo-CEP[Trademark] and Hyco-CEP[Trademark].

     "CEP Contract" means an agreement or set of related agreements between MMT and/or UHDE and a Customer with respect to the sale, design, construction or licensing of one or more CEP Plants.

     "CEP Core Technology" means any technical information, know-how, data, applications, formulae, models, computations, applied technology, computer simulations, designs, drawings and expertise necessary or useful in connection with CEP or CEP Processing, including but not limited to reactor design, feed and reactant introduction, and removal of certain Recovered Resources.

     "CEP Plant" means the plant, equipment and other facilities necessary to perform and operate Catalytic Extraction Processing on a commercial basis.

     "CEP Processing" means the processing of Feedstocks using CEP.

     "Customer" means, with respect to any CEP Plant, the owner, developer, licensee, governmental entity or other Person (other than MMT or a wholly-owned subsidiary of MMT) for whom such CEP Plant will be developed.

     "Excluded Materials" means (i) any materials generated or stored in the United States, (ii) any materials owned by, generated by, stored by or under the jurisdiction or control of the United States Department of Defense, the United States Department of Energy or the United States Enrichment Corporation or any successor Person, and (iii) any materials which are excluded from this Agreement pursuant to Section 4.5 hereof, unless in any case otherwise mutually agreed by the parties.

     "Feedstocks" means the full range of wastes and industrial by-products to be processed at any CEP Plant. Unless otherwise expressly agreed to by MMT in writing on a case-by-case basis, "Feedstocks" shall not include (i) any Excluded Materials or (ii) IER.

     "IER" means ion exchange resins that have become spent due to usage in nuclear power plants.

     "Minimum Requirements" has the meaning given such term in Section 6.3.


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     "MMT Confidential Information" means any confidential or proprietary information of any type of MMT. UHDE acknowledges that MMT Confidential Information also may include confidential or proprietary information of MMT's customers. Such information shall be deemed to be MMT Confidential Information for all purposes of this Agreement.

     "MMT Project Services" has the meaning given such term in Section 4.2.

     "Person" means any natural person, corporation, partnership, limited liability company, trust, governmental agency or other entity.

     "Prospects List" has the meaning given such term in Section 8.3.

     "Recovered Resources" means the commercially useful gas and other elements and compounds produced by a CEP Plant.

     "Steering Committee" has the meaning given such term in Section 8.1.

     "Territory" means the entire world other than the United States of America and its territories and possessions, except as may be mutually agreed in writing by the parties.

     "UHDE Confidential Information" means any confidential or proprietary information of any type of UHDE. MMT acknowledges that UHDE Confidential Information also may include confidential or proprietary information of UHDE's customers. Such information shall be deemed to be UHDE Confidential Information for all purposes of this Agreement.

     "UHDE-Designated CEP Plant" means a CEP Plant where (i) the Customer has retained UHDE for the purposes of designing and/or constructing such CEP Plant,
(ii) UHDE controls the selection of the provider of engineering services for such CEP Plant, (iii) UHDE creates or sells a larger project which includes a CEP Plant, or (iv) UHDE and MMT have mutually agreed, based on UHDE's performance of the marketing and other services generally described in Sections 3.1, 3.2 and 6.2 with respect to such CEP Plant, that such CEP Plant should be deemed to be an UHDE-Designated CEP Plant.

     "UHDE Project Services" has the meaning given such term in Section 3.3.

ARTICLE 2.     INTENT; PURPOSES
- -------------------------------

     UHDE and MMT agree that, subject to the terms and conditions of this Agreement, UHDE and MMT intend to cooperate to market, sell, design, construct and license CEP Plants throughout the Territory (other than CEP Plants for the processing of Excluded Materials). The parties intend to focus their cooperative efforts on the recycling of a variety of Feedstocks, including but not limited to, hazardous wastes, chemical weapons demilitarization, electronics industry wastes, auto shredder residue, post-consumer electrical and electronic equipment, biosolid sludge and incineration residue.

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

ARTICLE 3.     RIGHTS GRANTED; OBLIGATIONS OF UHDE
- --------------------------------------------------

     3.1 GRANT. Upon the conditions set forth herein, MMT designates UHDE as a non-exclusive representative to market CEP to customers in the Territory. UHDE will use its best efforts to vigorously promote and market CEP and agrees to treat CEP as the preferred technology for all waste processing or recycling projects. To the maximum extent possible, UHDE will encourage potential customers to use CEP for the processing of such customers' wastes.

     3.2 MARKETING OBLIGATIONS OF UHDE. In addition to its other obligations described herein, including but not limited to the marketing commitments described in Article 6, UHDE agrees that it will perform the following services hereunder: (i) identify potential markets for CEP Plants; (ii) identify appropriate prospective customers for CEP both from among UHDE's existing clients and from new prospects and introduce such customers to MMT; (iii) actively participate, as mutually agreed by the parties, in discussions and negotiations with potential CEP customers; (iv) assist MMT in preparing and finalizing documentation with potential CEP customers; (v) encourage and promote the use of CEP; (vi) at MMT's request, assist MMT in handling requests from UHDE Customers (provided that UHDE will not make any additional commitments to such customers without MMT's express written authorization); (vii) assist MMT in ascertaining the creditworthiness of potential customers by supplying available credit information to MMT; and (viii) render any other reasonable assistance and services for MMT within the contemplation of this Agreement.

     3.3 PROJECT SERVICES. In connection with the design, engineering, procurement, construction, commissioning and start-up of any particular UHDE-Designated CEP Plant, UHDE generally shall provide (i) the engineering, procurement, construction and other implementation services to be performed for such CEP Plant, including but not limited to site construction and erection and design and construction of standard gas cleaning and heat recovery systems; (ii) the engineering design services for site integration of such CEP Plant; (iii) overall project management for such CEP Plant; and (iv) such other design and engineering services as the parties may agree (collectively, "UHDE Project Services"). The specific terms and scope of work of such UHDE Project Services shall be set forth in separate mutually acceptable project agreements between UHDE and MMT consistent with the provisions of this Agreement. The terms and scope of such services may vary on a case-by-case basis as mutually agreed by the parties. Notwithstanding the foregoing, MMT shall have the right, in its discretion, to designate, approve the selection and approve the terms of performance of all engineering, fabrication and construction subcontractors related to the process and equipment for CEP Core Technology.

     3.4 TRAINING OF UHDE PERSONNEL. All personnel employed by UHDE who will be communicating with potential CEP Processing customers shall be sufficiently knowledgeable (as determined by MMT in its reasonable judgment) with respect to CEP Processing to ensure that such personnel are technically proficient with respect to CEP and CEP Processing. MMT shall provide any training required therefor, the cost of which shall be borne by MMT, provided that each party shall bear its own out-of-pocket expenses.


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

     3.5 UHDE TECHNICAL REPRESENTATIVE. UHDE will designate one suitably qualified full-time UHDE employee to respond to technical inquiries regarding CEP and the implementation of this Agreement. Such person shall be located in MMT's Waltham, Massachusetts, USA office and MMT shall provide office space and training, at MMT's expense, to such person as necessary. The period of designation will be mutually agreed upon by the parties.

     3.6 UHDE BUSINESS REPRESENTATIVE. In addition to the technical representative, UHDE shall designate one full-time UHDE employee (the "UHDE Business Representative") who shall work with the MMT Business Representative to ensure achievement of the goals set forth in the Prospects List and to coordinate communications between UHDE and MMT. The UHDE Business Representative shall be co-located in Dortmund, Germany and Waltham, Massachusetts, USA, provided that during the first year the UHDE Business Representative shall primarily be located in Waltham, Massachusetts. Each of UHDE and MMT shall provide office space and facilities for the UHDE Business Representative and the MMT Business Representative at their respective headquarters at their own respective expense.

ARTICLE 4.     OBLIGATIONS OF MMT
- ---------------------------------

     4.1 COOPERATION BY MMT. MMT shall cooperate with UHDE and provide reasonable assistance to UHDE in connection with the marketing services referred to in Sections 3.1 and 3.2 hereof.

     4.2 DESIGN SERVICES AND TECHNICAL SUPPORT. MMT shall provide design services and technical support with respect to UHDE-Designated CEP Plants generally as described in this Section 4.2, with the specific terms and scope of work to be set forth in separate mutually acceptable project agreements between UHDE and MMT consistent with the provisions of this Agreement. MMT generally will be responsible for (i) process design and chemistry for UHDE-Designated CEP Plants, (ii) engineering and design and procurement of the CEP reactor system, including reactor, induction coils, power supply, feed introduction system, gas handling, product recovery, purification and handling, and related control instrumentation, (iii) supply of spare parts for such systems, and (iv) operator training, start-up and maintenance services (collectively, "MMT Project Services"). The terms and scope of such services may vary on a case-by-case basis as mutually agreed by the parties.

     4.3 PROVISION OF TECHNICAL INFORMATION. During the term of this Agreement and in order to assist UHDE in its efforts to market and solicit orders for CEP, MMT will provide to UHDE information with respect to CEP reasonably requested in writing by UHDE.

     4.4 MMT BUSINESS REPRESENTATIVE. MMT shall designate one full-time MMT employee (the "MMT Business Representative") who shall work with the UHDE Business Representative to ensure achievement of the goals set forth in the Prospects List and to coordinate communications between UHDE and MMT. The MMT Business Representative shall be co-located in Waltham, Massachusetts, USA and Dortmund, Germany, provided that during the first year the MMT Business Representative shall primarily be located in Dortmund, Germany. Each of UHDE and MMT shall provide office space and facilities for the UHDE Business Representative and the MMT Business Representative at their respective headquarters at their own respective expense.

     4.5 EXCLUSION OF MARKET SEGMENTS BY MMT. In the event that MMT, in its discretion elects to grant exclusive rights to any market segment to another Person, the Feedstocks or categories of Feedstocks included in such market segment shall be deemed to be Excluded Materials for all purposes under this Agreement.

ARTICLE 5. CEP CONTRACTS

     All CEP Contracts, whether or not MMT is a party thereto, shall be subject to approval by MMT and MMT shall be under no obligation to enter into or approve a CEP Contract or otherwise deal with any potential Customer. Notwithstanding anything in this Agreement to the contrary, UHDE expressly acknowledges that it has no power or authority to accept any order for MMT, or to alter, enlarge or limit agreements between MMT and Customers, or to make guarantees or warranties concerning CEP Processing, or in general, to make any commitment for MMT or to obligate MMT in any respect whatsoever. MMT shall not have the right to bind UHDE except as permitted by this Agreement.

ARTICLE 6.  MARKETING COMMITMENTS
- ---------------------------------

     6.1 JOINT COMMITMENTS. UHDE and MMT shall devise and implement a comprehensive joint marketing strategy pursuant to which UHDE shall advise its existing and prospective customers as to the availability of CEP and the advantages of CEP over competing technologies for processing Feedstocks. UHDE and MMT shall confer from time to time concerning such marketing strategy. As part of such strategy, UHDE shall prepare, and MMT shall review, comment on and approve prior to dissemination, a standard information package to be distributed to UHDE's clients. UHDE also shall provide MMT with copies of all communications, press releases, proposals and marketing materials relating to CEP prior to the distribution of any such communications, press releases, proposals or materials. MMT shall have the right to review, comment on and approve such communications, press releases, proposals and materials prior to their distribution. UHDE agrees that it will not make any statements, or enter into any agreement with or otherwise make any commitments to, any of UHDE's clients if any of the foregoing would bind MMT or otherwise bring MMT into privity with UHDE's clients.

     6.2 Commitments of UHDE.
         --------------------

               (a) During the term of this Agreement, UHDE agrees to give the highest priority to marketing, promoting and selling CEP Processing for all waste processing or recycling projects being pursued by UHDE. In connection with marketing to existing and prospective customers, UHDE will promote CEP as the preferred technology for the processing of Feedstocks. MMT shall be entitled to be informed of and directly participate in these efforts.

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


               (b)

                                              *




               (c) MMT shall be entitled to participate in all marketing contacts made by UHDE to its existing and prospective customers relating to CEP. To the extent reasonably possible, UHDE shall provide MMT with at least four (4) days' prior written notice of any such meeting. In addition, UHDE shall keep MMT informed of UHDE's sales activities with respect to CEP on a regular basis, but in no event less frequently than monthly.

     6.3 MINIMUM REQUIREMENTS. UHDE shall be required to meet the following minimum requirements (the "Minimum Requirements") with respect to the execution of CEP Contracts for UHDE-Designated CEP Plants with Customers:


       Prior to February 1, 1997                            One CEP Contract
       From February 1, 1997 to January 31, 1998            Two CEP Contracts
       From February 1, 1998 to January 31, 1999, and
              during each subsequent twelve month period    Three CEP Contracts

After the second anniversary of the date hereof, the Minimum Requirements may be revised by mutual consent of UHDE and MMT.

     6.4 THIRD PARTY COMMITMENTS OF MMT. UHDE acknowledges that pursuant to existing agreements, MMT has obligations to Scientific Ecology Group, Inc. with respect to the processing of IER, and Fluor Daniel, Inc. ("FD"). Potential UHDE-Designated CEP Plants which will process IER will be discussed by UHDE and MMT on a case-by-case basis. With respect to MMT's obligations to FD, UHDE acknowledges that MMT is required to use the engineering services of FD for CEP Plants owned by MMT or a wholly-owned subsidiary of MMT or where MMT controls the selection of such services. In cases where MMT does not control the selection of such services, MMT is required to promote FD to the entity responsible for selecting the provider of such services. Accordingly, MMT only will be able to work with UHDE on UHDE-Designated CEP Plants.

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*Confidential treatment has been requested for this portion of Exhibit 10.1.


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


ARTICLE 7.  CONFIDENTIAL INFORMATION
- ------------------------------------

     7.1  Confidentiality Obligations of MMT.
          ----------------------------------

          (a) MMT agrees that it will use UHDE Confidential Information only in connection with the activities contemplated by this Agreement, and it will not disclose any UHDE Confidential Information to any Person except as expressly permitted by this Section 7.1. The foregoing restriction shall not apply to the disclosure or use of information which: (i) MMT can show was previously known to it prior to receipt from UHDE; (ii) MMT can show was developed by employees or agents of MMT independently of and without reference to any UHDE Confidential Information; (iii) is now, or hereafter becomes, widely known or widely available in the chemical or environment technology industry through no wrongful act of MMT; or (iv) is subsequently disclosed to MMT by a third party not owing an obligation of confidence to UHDE.

          (b)  MMT may disclose UHDE Confidential Information:

               (1) to MMT's directors, officers and employees who have a reasonable need to know the contents thereof and who are subject to a written confidentiality agreement with MMT obligating them to keep confidential the UHDE Confidential Information, subject to customary exceptions similar to those set forth in paragraphs (a) above and
          (b)(4) below;

               (2) on a confidential basis to those Advisors of MMT who have a reasonable need to know the contents thereof, so long as such disclosure is made pursuant to the procedures referred to in Section 7.4(b);

               (3) to existing and prospective customers, vendors and institutional financing sources who have a reasonable need to know the contents thereof in connection with the activities contemplated by this Agreement if such disclosure is made pursuant to the procedures referred to in Section 7.4(b); and

               (4) to the extent required by applicable statute, rule or regulation or any court of competent jurisdiction; provided that MMT has made reasonable efforts to conduct its relevant business activities in a manner such that the disclosure requirements of such statute, rule or regulation or court of competent jurisdiction do not apply, and provided further that UHDE is given notice and an adequate opportunity to contest such disclosure or to use any means available to minimize such disclosure.

     7.2  Confidentiality Obligations of UHDE.
          -----------------------------------

               (a) UHDE agrees that it will use MMT Confidential Information only in connection with the activities contemplated by this Agreement and the Related Agreements, and it will not disclose any MMT Confidential Information to any Person except as expressly permitted by this Section 7.2. The foregoing restriction shall not apply to the disclosure or use of information which: (i) UHDE can show was previously known to it prior to receipt



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from MMT; UHDE can show was developed by employees or agents of UHDE independently of and without reference to any MMT Confidential Information;
(iii) is now, or hereafter becomes, widely known or widely available in the chemical or environmental technology industry through no wrongful act of UHDE; or (iv) is subsequently disclosed to UHDE by a third party not owing an obligation of confidence to MMT.

          (b)  UHDE may disclose MMT Confidential Information:

               (1) to its directors, officers and employees who have a reasonable need to know the contents thereof and who are subject to a written confidentiality agreement with UHDE obligating them to keep confidential the MMT Confidential Information, subject to customary exceptions similar to those set forth in paragraphs (a) above and
          (b)(4) below;

               (2) on a confidential basis to those Advisors of UHDE who have a reasonable need to know the contents thereof, so long as such disclosure is made pursuant to the procedures referred to in Section 7.4(b);

               (3) to existing and prospective customers, vendors and institutional financing sources who have a reasonable need to know the contents thereof in connection with the activities contemplated by this Agreement if such disclosure is made pursuant to the procedures referred to in Section 7.4(b); and

               (4) to the extent required by applicable statute, rule or regulation or any court of competent jurisdiction; provided that UHDE has made reasonable efforts to conduct its relevant business activities in a manner such that the disclosure requirements of such statute, rule or regulation or court of competent jurisdiction do not apply, and provided further that MMT is given notice and an adequate opportunity to contest such disclosure or to use any means available to minimize such disclosure.

     7.3 DISCLOSURE TO GOVERNMENT AUTHORITIES. UHDE and MMT shall promptly establish and implement all procedural safeguards required or advisable in connection with the performance of government contracts or other disclosure to government authorities to protect the confidentiality and value of the UHDE Confidential Information and the MMT Confidential Information.

     7.4  Ongoing Confidentiality Program.
          -------------------------------

               (a) In order to ensure that MMT and UHDE comply with their obligations in Sections 7.1 through 7.3, the Steering Committee together with any advising attorneys shall meet as required to discuss issues relating to confidentiality and disclosure and other matters addressed by this Article 7.

               (b) With respect to any disclosure by MMT or UHDE to any of its Advisors pursuant to Sections 7.l(b)(2) or Section 7.2(b)(2) or by MMT or UHDE to any existing or prospective customers, vendors, or institutional financing sources pursuant to Section 7.1(b)(3) or Section 7.2(b)(3), the Steering Committee will institute procedures

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

designed to maintain the confidentiality of UHDE Confidential Information and MMT Confidential Information while facilitating the business activities contemplated by this Agreement. These procedures shall include the preparation of standard forms of confidentiality agreements to be used by UHDE and MMT in connection with such disclosures.

     7.5 THIRD PARTY INFORMATION. MMT and UHDE agree that nothing in this Agreement shall be deemed to obligate either one of them to disclose UHDE Confidential Information or MMT Confidential Information in violation of a confidentiality obligation owed by the party possessing such information. In the event that UHDE discloses UHDE Confidential Information to MMT, or MMT discloses MMT Confidential Information to UHDE, in violation of a confidentiality obligation owed to a third party by the disclosing party, the recipient shall, without limiting its other obligations under this Article 7, upon request return to the disclosing party all copies of such confidential information in any tangible form.

     7.6 TERM OF CONFIDENTIALITY OBLIGATIONS. The restrictions created by this
Article 7 shall continue for a period of ten (10) years after any termination of this Agreement. Nothing in this Article 7 shall be interpreted as creating a license in any party to use any intellectual property of any other party.

ARTICLE 8.     STEERING COMMITTEE
- ---------------------------------

     8.1 ESTABLISHMENT OF STEERING COMMITTEE. The parties shall establish a steering committee (the "Steering Committee") for purposes of monitoring the progress of the cooperative efforts being undertaken pursuant to this Agreement. The Steering Committee shall consist of four (4) members designated by UHDE and MMT, with two (2) members designated by each party. Each member shall serve at the pleasure of the party that designated such member and may from time to time be replaced by such party. Each party shall notify the other in writing of any such replacement. Initially, the two UHDE members shall be Klaus Lesker and Adrian Brandl and the two MMT members shall be David Hoey and Gerrit Nicholas.

     8.2 RESPONSIBILITIES OF STEERING COMMITTEE. The Steering Committee shall formulate a comprehensive and detailed strategy for identifying and satisfying the requirements of potential Customers. Such strategy shall be embodied in the Prospects List described in Section 8.3 hereof. In addition, the Steering Committee shall be responsible for coordinating all activities related to the implementation of this Agreement, including training activities, development of sales and marketing tools and programs, and internal and third party communications.

     8.3 PROSPECTS LIST. As a basis for the cooperative effort for the commercialization of CEP contemplated by this Agreement, a list of the project prospects shall be prepared and regularly updated by the members of the Steering Committee. Each of UHDE and MMT shall use their reasonable best efforts to fulfill the objectives of the Prospects List.

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

     8.4 MEETINGS. The Steering Committee shall meet as often as the members deem necessary, but in no event less than once per calendar quarter. During the first six (6) months after the execution of this Agreement, the parties contemplate that the Steering Committee will meet at least once per month.

ARTICLE 9.     INTELLECTUAL PROPERTY
- ------------------------------------

     9.1 PREEXISTING INTELLECTUAL PROPERTY. Each of MMT and UHDE will retain complete title and rights to all intellectual property respectively owned prior to the date of this Agreement.

     9.2  Improvements and Inventions.
          ---------------------------

               (a) Subject to Section 9.1, all intellectual property, know-how, improvements and inventions relating to CEP Core Technology and resulting from the efforts of either of the parties, or jointly from the efforts of both parties, under this Agreement, or any other agreement or undertaking between the parties in connection herewith shall be the sole and exclusive property of MMT. While the parties acknowledge that such intellectual property will be owned by MMT, MMT will give due consideration, subject to the particular circumstances, for UHDE to be involved in performance of engineering services where any such intellectual property which was developed solely by UHDE, or jointly by UHDE and MMT, is commercially deployed.

               (b)

                                              *





               (c) UHDE shall promptly disclose to MMT any intellectual property or inventions conceived by UHDE, whether alone or jointly with MMT, to which MMT has rights under clause (a) or (b) above.

                                              *

Each party agrees to give the other all reasonable assistance in obtaining patent, copyright or other protection and in preparing and prosecuting any patent application or copyright application filed by the other, and each party will cause to be executed all assignments and other instruments and documents as the other party may consider reasonably necessary or appropriate to carry out the intent of this Section 9.2(c). Each party shall be responsible for its own costs associated with obtaining and maintaining any such intellectual property protection.

- -----------------
*Confidential treatment has been requested for portions of this Exhibit 10.1.

               (d) MMT shall be solely responsible for all decisions relating to seeking or maintaining patent or copyright or other protection for any intellectual property or invention conceived under clause (a) above, and shall be responsible for obtaining and maintaining any such protection. If MMT is unable, after reasonable effort, to secure UHDE's signature of any patent, copyright or other protection relating to any such intellectual property or invention for any reason whatsoever, UHDE hereby irrevocably designates and appoints MMT and its duly authorized officers and agents as UHDE's attorney-in-fact, to act for and in UHDE's behalf and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of patent, copyright or other protection thereon with the same legal force and effect as if executed by UHDE.

ARTICLE 10.  WARRANTIES AND INDEMNIFICATION
- -------------------------------------------

     10.1 PROJECT SERVICES. For Project Services, UHDE will provide warranties, indemnities and other responsibilities in keeping with the scope and responsibility of the assignment, as will be set forth in the applicable project agreements. These terms will be based on the following guidelines:

           (a)

                                              *




           (b) As to items provided by third parties, UHDE shall, for the benefit of MMT and/or any Customer, obtain from all vendors, subcontractors and contractors from which UHDE procures machinery, equipment, materials or services for a project, warranties in a form customary for the relevant industry with respect to such machinery, equipment, materials and services which shall be made available to MMT and/or any Customer to the full extent of the terms thereof.

     10.2. Indemnification.
           ---------------

                                              *



- -----------------
*Confidential treatment has been requested for portions of this Exhibit 10.1.

     10.3 OBLIGATIONS OF MMT. To the extent that in connection with a project for a particular UHDE-Designated CEP Plant MMT is providing services as a subcontractor to UHDE, MMT will provide warranties, indemnities and other responsibilities in keeping with the scope and responsibility of the assignment, as will be set forth in the applicable project agreements. In addition, subject to Section 16.11 hereof, in connection with any such services provided by MMT, MMT shall indemnify and hold UHDE harmless from and against any and all losses, claims, damages, fees (including attorneys' fees) or awards arising or resulting from (i) the acts or omissions (including but not limited to negligent or willful acts or omissions) on the part of MMT or its employees, agents or representatives; or (ii) any violation of applicable law on the part of MMT.

ARTICLE 11.  FORCE MAJEURE
- --------------------------

     11.1 FORCE MAJEURE EVENT. If either party is rendered wholly or partly unable to perform its obligations under this Agreement because of a Force Majeure Event (as defined below), that party shall be excused from whatever performance is affected by the Force Majeure Event to the extent so affected provided that:

               (a) the nonperforming party, as promptly as possible after it becomes aware of the occurrence of the Force Majeure Event, gives the other party telephonic notice describing the particulars of the occurrence and confirms such notice in writing within ten (10) days thereafter;

               (b) the suspension of performance is of no greater scope and of no longer duration than is reasonably required by the Force Majeure Event;

               (c) no obligation of either party which arose before the occurrence causing the suspension of performance is excused as a result of the occurrence; and

               (d) the nonperforming party uses its best efforts to promptly remedy its liability to perform.

     11.2 FORCE MAJEURE EVENT. "Force Majeure Event" shall mean any act or event that prevents a party from performing its obligations, or complying with any conditions that it must comply with, under this Agreement if such act or event is beyond the reasonable control of the party relying thereon as justification for such nonperformance or noncompliance. Such acts or events include, without limitation, acts of God, nuclear emergency, explosion, fire, epidemic, landslide, lightning, earthquake, flood or similar cataclysmic occurrence, act of the public enemy, war, blockade, insurrection, riot, civil disturbance, or restriction or restraints imposed by law or by rule, regulation or order of governmental authorities whether Federal, state or local. General economic hardship involving a party shall not constitute Force Majeure Event.

ARTICLE 12.  REPRESENTATIONS AND WARRANTIES
- -------------------------------------------

     Each of UHDE and MMT represents and warrants to the other that: (i) it has the corporate power and authority to enter into this Agreement and perform the obligations required to be performed by it hereunder; (ii) that the execution and delivery by it of this Agreement and the performance by it of the obligations required to be performed by it hereunder have been duly authorized by its Board of Directors or Managing Board, as the case may be, and no consent of its stockholders is required; (iii) this Agreement represents its valid and binding obligation, enforceable against it in accordance with its terms; and (iv) the execution and delivery of this Agreement by it and the performance by it of the obligations required to be performed by it hereunder will not conflict with, violate or otherwise breach, or require a consent under, any agreement or instrument to which it is a party or by which it or its property is bound. The foregoing representations and warranties shall survive the execution and delivery of this Agreement.

ARTICLE 13.  TERMINATION
- ------------------------

     13.1 TERM. This Agreement shall expire on the fourth (4th) anniversary of the date hereof, provided, however, that the parties agree to meet not later than six (6) months prior to such date to negotiate in good faith the possible extension or renewal of this Agreement and the terms and conditions thereof.

     13.2 Termination.
          -----------

               (a) This Agreement may be terminated by mutual agreement of the parties and shall terminate pursuant to Section 13.1 if not renewed at the end of the initial term or at the end of any applicable renewal period.

               (b) Upon the Bankruptcy of UHDE or MMT, the non-bankrupt party may elect within 90 days of the Bankruptcy to terminate this Agreement.

               (c) Either party may terminate this Agreement in the event of the continuance of a material breach by the other party of its obligations under this Agreement or any project agreement after prior written notice thereof from the non-breaching party and a reasonable opportunity (not to exceed 30 days) to cure such breach.

               (d) Unless otherwise agreed to in writing by MMT, this Agreement shall automatically terminate upon written notice by MMT if on any anniversary date UHDE has not met the Minimum Requirement for the preceding one-year period.

     13.3 WAIVER OF TERMINATION CLAIMS. Termination of this Agreement by either party will not impose upon that party any liability to the other party for compensation, reimbursement or damage either on account of present or prospective profits on sales or anticipated sales, or on account of expenditures, investments or commitments made in connection therewith or in connection of the business or goodwill of the other party, or on account of any other cause or thing whatsoever, and any and all claims of such liability and right to make such claims are hereby waived by the other party; provided, however, that termination or expiration of this Agreement will not relieve either party of its surviving obligations hereunder or under any outstanding project agreement.

     13.4 NOT EXCLUSIVE. The rights and remedies provided to the parties in this
Article 13 shall not be exclusive and are in addition to any of the other rights provided by this Agreement.

     13.5 SURVIVAL OF CERTAIN PROVISIONS. The provisions of Section 16.1 and Articles 7, 9 and 15 hereof shall survive any termination of this Agreement.

ARTICLE 14.  COMPLIANCE WITH LAW
- --------------------------------

     Each party will comply with all laws and regulations of any country in which such party performs services under this Agreement. As required, such laws and regulations shall be described or referenced in the relevant project agreements. Each project agreement will require that either party, at the other party's request, certify in writing that such party has complied with all applicable laws and regulations of the country in which such party is performing services under this Agreement, including but not limited to the U.S. Foreign Corrupt Practices Act

ARTICLE 15.  DISPUTE RESOLUTION
- -------------------------------

     Although the parties encourage the prompt and equitable settlement of any controversy, claim or dispute arising out of or relating to this Agreement, or breach thereof, through amicable consultation and negotiation by their respective management, any such controversy, claim or dispute shall, upon written demand of either party at any time, be submitted to and resolved exclusively by arbitration in accordance with the rules of J.A.M.S./Endispute in effect on the date of this Agreement. Judgment upon the award rendered by the arbitrator(s) in accordance with said rules may be entered and enforced in any court of competent jurisdiction. The arbitration proceedings shall be held in New York, New York. To the extent practicable the parties' obligation to perform under this Agreement shall remain in effect during the resolution of any disputes.

ARTICLE 16.  GENERAL
- --------------------

     16.1 EXPENSES. Except as expressly provided herein, each of MMT and UHDE shall bear their own costs and expenses incurred in connection with the negotiation and performance of this Agreement.

     16.2 NOTICES. All notices, demands and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid, or if sent by overnight courier or sent by written telecommunication, as follows:

        If to MMT:

        Molten Metal Technology, Inc.
        51 Sawyer Road
        Waltham, Massachusetts  02154
        United States of America
        Attn:  William M. Haney, III
                President and Chief Executive Officer
               Ethan E. Jacks, Esq.
                Vice President and General Counsel

        If to UHDE:

        UHDE GmbH
        Friedrich-Uhde-Strasse 15
        41441 Dortmund
        Germany
        Attn:  Adrian Brandl
                Proposal Manager
               Dirk Lichte
                Assessor jur.

     16.3 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties hereto, supersedes all prior agreements relating to the subject matter hereof, including but not limited to that certain Letter of Intent between the parties dated December 20, 1995, and shall not be amended except by a written instrument hereafter signed by each of the parties hereto. No waiver of any provision of this Agreement shall be effective unless evidenced by a written instrument signed by the waiving party. UHDE and MMT further acknowledge and agree that, in entering this Agreement, they have not in any way relied upon any oral or written agreements, statements, promises, information, arrangements, understandings, representations or warranties, express or implied, not specifically set forth in this Agreement.

     16.4 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, all rights and remedies being governed by such laws, without regard to its conflict of laws rules.

     16.5 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor the obligations of any party hereunder shall be assignable or transferable by such party without the prior written consent of the other party.

     16.6 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     16.7 SEVERABILITY. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

     16.8 RELATIONSHIP OF PARTIES. UHDE and MMT have the relationship of independent contractors and neither party shall be authorized to act as agent of the other except as specifically provided herein.

     16.9 IMPLIED RIGHTS OR REMEDIES. Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any Person, except UHDE and MMT, any rights or remedies under or by reason of this Agreement.

     16.10 CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

     16.11 LIMITATION OF LIABILITY. Unless otherwise agreed to in the applicable project agreement, neither UHDE nor MMT shall be liable for any indirect or consequential damages, including but not limited to loss of use or loss of profits.

     16.11 REMEDIES. In addition to all other rights and remedies provided in this Agreement, each of UHDE and MMT shall, in the event of a breach by the other party of its obligations under this Agreement, be entitled to such relief as shall be determined by the arbitrators selected pursuant to Article 15, including but not limited to money damages, equitable relief or both. Without limiting the foregoing, each of UHDE and MMT (the "breaching party") acknowledges that the other party (the "non-breaching party") will suffer irreparable harm in the event of a breach of the breaching party's obligations under Article 7 or Article 9, and that monetary damages will be inadequate to compensate for such breach. Accordingly, in addition to its other rights or remedies, the non-breaching party will be entitled to injunctive relief in order to restrain any such breach by the breaching party or its agents or employees. The prevailing party shall be entitled to recover its costs, including attorneys fees, incurred in enforcing such Articles of this Agreement.

        IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives as of the date first written above.

                                    UHDE GMBH

                                    By:      /s/ Wolfgang Koepke
                                             -----------------------
                                    Name:    Wolfgang Koepke
                                    Title:   Director

                                    By:      /s/ Klaus Lesker
                                             -----------------------
                                    Name:    Klaus Lesker
                                    Title:   Manager

                                    MOLTEN METAL TECHNOLOGY, INC.

                                    By:      /s/ Gerrit J. Nicholas
                                             -----------------------
                                    Name:    Gerrit J. Nicholas
                                    Title:   Vice President

                                    By:      /s/ David Hoey
                                             -----------------------
                                    Name:    David Hoey
                                    Title:   Vice President